Exhibit 99.4

The following is the text of an e-mail sent on behalf of the CEO of Advanced Micro Devices, Inc. to employees of Xilinx, Inc. on October 27, 2020.

From: Employee Communications
Sent: Tuesday, October 27, 2020 10:19 AM
Subject: A Message from AMD CEO Lisa Su: Some thoughts about today…and tomorrow

Xilinx team,

Today is an exciting and historic day for both AMD and Xilinx. Victor has outlined the many reasons we believe combining the two companies is so compelling, but I wanted to take this opportunity to introduce myself and AMD before we talk later this week.

When I started my career as a young engineer, I fell in love with semiconductors because they are at the heart and soul of all innovation in this world. The products we build and the experiences we enable change people’s lives. I became CEO of AMD a little more than six years ago, and over the last few years we have focused on building the strong technical and operational foundation required to make AMD a leader in high performance computing and the partner of choice for many of the industry’s biggest and best companies.

We now have the strongest product portfolio in our history and are delivering best-in-class revenue growth. We announced our third quarter financial results this morning highlighted by record revenue as our business is accelerating significantly. And while I am very proud of what the AMD team has accomplished, I also know that we can do even more to shape the industry going forward.  Having the Xilinx team join AMD is the strategic next step in our journey.

Like Xilinx, AMD believes high performance and adaptive computing play a critical role helping to build a better world. By bringing our talented people, technology capability, product portfolio, and market knowledge together, we can create the leader in high performance computing and the best growth franchise in tech.

It is normal at times like this to ask: “What will change?” Until we close, it is business as usual and the companies remain separate and independent. Once we close, we will have plenty of opportunities to consider how we accelerate our roadmaps, leverage technologies across the joint portfolio, and broaden our customer solutions. Right now, I think it is more important to understand what stays the same. Victor has outlined a very compelling strategy for Xilinx, and you have built a very successful business based on your strong products and execution.  All of that stays the same.  AMD and Xilinx share similar cultures that value technology innovation, product execution, and customer collaboration.  It’s that spirit that will be the foundation of our combined company.

I look forward to meeting you later this week to discuss our new journey.  I am so excited about what we will accomplish together.

Best,

--Lisa.

LISA SU

President & Chief Executive Officer | AMD
…

-----------------------------------------------------------------------------

7171 Southwest Parkway, Austin, TX 78735

Facebook |  Twitter |  amd.com

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Advanced Micro Devices, Inc. (AMD) intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of AMD and Xilinx, Inc. (Xilinx) and that also will constitute a prospectus with respect to shares of AMD’s common stock to be issued in the proposed transaction (the “joint proxy statement/prospectus”). Each of AMD and Xilinx may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or any other document that AMD or Xilinx may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of AMD and Xilinx. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus (if and when available) and other documents containing important information about AMD, Xilinx and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by AMD will be available free of charge on AMD’s website at ir.AMD.com or by contacting AMD’s Corporate Secretary by email at Corporate.Secretary@AMD.com. Copies of the documents filed with the SEC by Xilinx will be available free of charge on Xilinx’s website at investor.Xilinx.com or by contacting Xilinx’s Investor Relations department by email at ir@xilinx.com.

Participants in the Solicitation

AMD, Xilinx and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of AMD, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in AMD’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 26, 2020. Information about the directors and executive officers of Xilinx, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Xilinx’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this communication include forward-looking statements concerning AMD, Xilinx, the proposed transaction and other matters.  Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur.  Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this communication relate to, among other things, obtaining applicable regulatory and stockholder approvals, satisfying other closing conditions to the proposed transaction, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements.  These risks include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing; negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully or that the combined companies will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions, potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on AMD’s or the combined company’s relationships with suppliers, customers, employers and regulators; and demand for the combined company’s products. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in AMD’s Annual Report on Form 10-K for the year ended December 28, 2019, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.  While the list of factors presented here is, and the list of factors presented in the joint proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. AMD does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.